Exhibit 23.7

Consent of Liggett, Vogt & Webb, P. A., Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by references of our report dated February 19, 2013 with respect to the consolidated financial statements for the years ended December 31, 2013 and 2012 of CUI Global, Inc. included in the Annual Report (Form 10-K) for the years ended December 31, 2012 and 2011 and to the reference to our firm under the heading “Experts” in the prospectus.

LIGGETT, VOGT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 31, 2014